Exhibit 99.1

FOR IMMEDIATE RELEASE

Earthstone Energy, Inc. Reports Fourth Quarter and Full Year 2015 Results and Provides Guidance for 2016

The Woodlands, Texas, March 11, 2016 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the three and twelve month periods ended December 31, 2015.

For the fourth quarter of 2015, Earthstone reported a net loss attributable to common stockholders of $116.5 million, or $8.42 per diluted share, which included a pre-tax non-cash impairment charge of $138.1 million; adjusted net loss, a non-GAAP financial measure, of $2.9 million, or $0.21 per diluted share; and adjusted EBITDAX, a non-GAAP financial measure, of $4.3 million. For the year ended December 31, 2015, the Company reported a net loss attributable to common stockholders of $116.7 million, or $8.43 per diluted share, including a pre-tax, non-cash impairment charge of $138.1 million; adjusted net loss of $3.0 million, or $0.22 per diluted share; and adjusted EBITDAX of $25.9 million.

Fourth Quarter 2015 Results

•	Average daily production of 3,872 Boepd, a 40% increase compared to the fourth quarter of 2014(2);
•	Revenues of $8.3 million;
•	Adjusted EBITDAX of $4.3 million(1);
•	Production-related lease operating expenses of $9.38/Boe(2); and
•	G&A of $5.95/Boe(2)

Full Year 2015 Results

•	Average daily production of 3,936 barrels of oil equivalent per day (“Boepd”), a 63% increase compared to the full year 2014;
•	Revenues of $49.4 million;
•	Adjusted EBITDAX of $25.9 million(1);
•	Production-related lease operating expenses of $10.12/Boe; and
•	G&A of $7.17/Boe ($6.70 excluding G&A items related to acquisitions)

(1) See “Reconciliation of Non-GAAP Financials Measures” section below.

(2) See “Adjustments Related to Litigation” below for the effect of adjustments recognized in the fourth quarter of 2015.

Drilling and Completions Update

Due to continued poor commodity prices, in late January 2016, the Company suspended operated drilling activities for an initial three month period.  If industry conditions do not improve, we may continue to defer drilling activities.  Likewise, we are deferring completions.  At year-end 2015, the

Company had 12 Eagle Ford wells that were waiting on completion, including four wells at our Boggs Unit in Karnes County, Texas, which is further discussed below.  The remaining eight Eagle Ford wells that were waiting on completion are located in three units in Fayette County, Texas.  Two of these units are held-by-production, and the third unit has no significant leases expiring in 2016.  As a result, the Company has no material, near-term obligations to complete these 12 Eagle Ford wells.

During the fourth quarter of 2015, the Company drilled its four-well Eagle Ford Boggs Unit in Karnes County, Texas (350 gross acres; 33% working interest).  We currently anticipate completing these wells in the second half of 2016.  One well has a lateral length of approximately 7,200 feet and will be completed with 32 stages, and three wells have lateral lengths of approximately 6,500 feet and will be completed with 30 stages.  Completion costs are expected to be less than $100,000 per stage.  In addition, the Company recently drilled its South Green Upper Austin Chalk well in Fayette County, Texas.  The Upper Austin Chalk is naturally fractured and does not require fracture stimulation.  This well is situated within a 1,475 gross acre unit in which the Company has a 47% working interest.  The well was recently brought online at a rate of approximately 475 Boepd (95% oil).  This producing unit will hold all mineral rights through the Eagle Ford in the unit for future development.

Selected Financial Data

($000s except where noted)	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Total Revenue	8,258	12,108	49,390	47,994
Net Loss(1)	(116,513)	(37,318)	(116,655)	(28,834)
Earnings Per Share (Diluted)	(8.42)	(3.83)	(8.43)	(3.11)
Adjusted Net Loss(2)	(2,919)	1,171	(3,004)	6,160
Adjusted Earnings Per Share (Diluted)(2)	(0.21)	0.12	(0.22)	0.63
Adjusted EBITDAX(2)	4,335	7,336	25,890	28,455

Production(3):
Oil (MBbls)	233	141	904	403
Gas (MMcf)	471	487	2,143	2,132
NGL (MBbls)	45	32	176	124
Total (MBOE)	356	254	1,437	882
Total Daily Production (Boepd)	3,872	2,760	3,936	2,416

Average prices(3):
Including realized derivatives settlements:
Oil ($/Bbl)	46.48	78.25	50.76	88.77
Gas ($/Mcf)	2.11	4.26	2.68	4.29
NGL ($/Bbl)	9.85	20.97	12.29	28.29
Total ($/BOE)	34.41	54.21	37.43	54.87
Excluding realized derivatives settlements:
Oil ($/Bbl)	37.34	67.05	44.09	86.29
Gas ($/Mcf)	2.11	3.91	2.55	4.39
NGL ($/Bbl)	9.85	20.97	12.29	28.29
Total ($/BOE)	28.44	47.33	33.04	53.99

(1)

The net loss in 2015 includes $138.1 million of impairment expenses resulting from significant commodity price declines. The net loss in 2014 includes $22.1 million of deferred income tax expense resulting from the strategic combination of Earthstone and Oak Valley Resources, LLC, and $19.4 million of impairment expense, both of which are non-cash charges.  Please see our annual report on Form 10-K for the years ended December 31, 2015 and 2014 for further information.

(2)	See “Reconciliation of Non-GAAP Financials Measures” section below.
(3)

See Adjustments Related to Litigation below. To appropriately reflect operations, production and average prices presented in the above table for the fourth quarter of 2015 exclude the effects of adjustments related to accruals recorded in prior periods.

Adjustments Related to Litigation

In connection with certain continuing litigation, the Company in February 2016 received a legal opinion from its litigation counsel, after consultation with the opposing party’s legal counsel, generally advising that accepting “non-consent status” for nine non-operated gas wells, located in La Salle County, Texas, would result in the sole remedy for collection of alleged, but contested, sums due to the operator, which totaled approximately $9.2 million.  These wells were drilled in 2014 and placed on production in the first half of 2015.  In accordance with generally accepted accounting principles (“GAAP”), the Company recorded or accrued liabilities associated with well costs and also with estimated production and associated revenues and operating expenses in prior periods.  These amounts were all reversed in the fourth quarter of 2015. The reduction to accrued liabilities, production volumes, revenues and operating expenses were approximately as follows:

1.	Accrued liabilities of $9.2 million;
2.	104 MBoe (12% oil, 59% natural gas, 29% natural gas liquids)
3.	Revenues of $1.9 million; and
4.	Operating expenses of $0.9 million

2015 Year-End Proved Reserves

The Company’s estimated proved reserves at year-end 2015, which were prepared in accordance with Securities and Exchange Commission (“SEC”) guidelines by the independent reservoir engineering firm of Cawley, Gillespie & Associates, Inc., were approximately 12.6 million barrels of oil equivalent (“MMBoe”), 69% of which were proved developed and 74% of which were oil.

SEC rules require that calculations of economically recoverable reserves use the unweighted average price on the first day of the month for the prior twelve month period.  The resulting oil and natural gas prices used for the Company’s 2015 year-end reserve report, prior to adjusting for quality and basis differentials, were $50.28 per barrel and $2.59 per MMBtu, respectively.  A comparison of the SEC benchmark prices and adjusted prices used at December 31, 2015 and 2014 is provided in the following table.

	December 31, 2015		December 31, 2014
	SEC	SEC Adjusted for Differentials	SEC	SEC Adjusted for Differentials
Oil ($/Barrel)	50.28	44.97	94.99	89.84
Natural Gas ($/MMBtu)	2.59	2.77	4.31	4.22

Based on such prices, the Company’s estimated proved reserves by category as of December 31, 2015, are provided in the following table.

Reserve Category	Oil (MBbls)	Gas (MMcf)	NGL (MBbls)	Total (MBoe)	PV-10 ($m)
Proved Developed	6,114	10,954	674	8,614	94,585
Proved Undeveloped	3,247	2,384	317	3,961	9,811
Total	9,361	13,338	991	12,575	104,396

Note: PV-10 is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Our drilling and completion activities in 2015 were focused on capturing as much acreage as reasonably possible and minimizing near-term lease expirations in order to preserve acreage and upside for future development. Accordingly, most of our drilling efforts, both in the Upper Austin Chalk and in the Eagle Ford were directed towards locations that were classified as proved undeveloped at the beginning of 2015. Many of these locations had near-term lease expirations.  In addition to capturing acreage, these locations, which were in close proximity to existing production, provided low cost, ready access to existing gathering lines and certain other operating economies, such as multiple units being drilled from common pads.  As a result of drilling and acquisitions in 2015, we replaced approximately 180% of our production.

Impairments

The Company follows the successful efforts method of accounting for its oil and gas properties. Pursuant to GAAP, the Company is required to recognize a non-cash impairment expense when events and circumstances indicate that the recorded carrying value of properties may not be fully recoverable. Generally, under GAAP, an impairment of producing properties is indicated when the pre-tax future net undiscounted cash flows are less than the net book value at the end of the period being measured. If the net capitalized cost exceeds undiscounted future cash flows, the cost of the property is written down to “fair value”, which can be determined using differing methodologies, including market metrics, or expected future cash flows using prices and costs consistent with those used in the marketplace or for internal decision making, and using discount rates commensurate with the risks involved. Different pricing assumptions or discount rates could result in different calculated impairments. Impairments of significant undeveloped properties are recorded when capitalized costs exceed “fair value”. Factors considered in the impairment of unproved properties, include but are not limited to, remaining lease term, drilling results, reservoir performance, seismic interpretation, or future plans to develop acreage. Goodwill represents the excess of the purchase price over the estimated fair value of the assets acquired net of the fair value of liabilities assumed in an acquisition. GAAP requires that intangible assets with indefinite lives, including goodwill, be evaluated on an annual basis for impairment.  Each component of an impairment calculation is subject to a large degree of judgment, including the determination of estimated economically recoverable reserves, estimated future net cash flows, and fair value.

During the year ended December 31, 2015, the Company recognized non-cash impairment expense of $138.1 million, including $94.0 million related to its proved properties, $42.6 million related to its unproved properties, and $1.5 million related to goodwill.

Hedging Update

In January 2016, the Company entered into hedge transactions associated with its natural gas production.  Swaps covering 770,000 MMBtu from February 2016 through December 2016 were executed at $2.530/MMBtu, and swaps covering 480,000 MMBtu from January 2017 through December 2017 were executed at $2.785/MMBtu.

In March 2016, the Company entered into hedge transactions associated with its oil production.  Swaps covering 10,000 barrel per month from April 2016 through March 2017 were executed at $42.30 per barrel.

Lynden Energy Corp. – Transaction Update

As previously announced on December 17, 2015, the Company entered into a definitive agreement whereby the Company will acquire Lynden Energy Corp. (TSX Venture: LVL.V; OTC Pink: LVLEF) (“Lynden”) in an all-stock transaction (the “Transaction”).  At closing, Earthstone will issue approximately 3.7 million shares of its common stock to Lynden stockholders, which will represent approximately 21% of Earthstone’s outstanding common stock following the closing.  A meeting of Lynden stockholders is expected to occur in the second quarter of 2016 whereby Lynden stockholders will vote on the transaction, with closing expected shortly thereafter.  The following table is Earthstone’s estimates of Lynden’s proved reserves as of December 31, 2015, prepared in accordance with SEC guidelines.  These reserves do not include any proved horizontal potential.

Reserve Category	Oil (MBbls)	Gas (MMcf)	NGL (MBbls	Total (MBoe)	PV-10 ($m)
Proved Developed	2,297	5,360	957	4,147	36,768
Proved Undeveloped	531	1,751	312	1,135	4,701
Total	2,828	7,111	1,269	5,282	41,469

Note: PV-10 is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Preliminary Guidance

The following preliminary guidance is subject to significant and material changes.  For purposes of this preliminary guidance, we have assumed that the Lynden acquisition closes at the end of April 2016, and, therefore, the values and metrics provided below include estimated contributions from Lynden’s assets for the period of May 2016 through December 2016.  It is currently the intent of management to keep capital expenditures within operating cash flow.  Management intends to adjust these estimates as required as we move through closing of the Lynden transaction and 2016.

Capital Expenditures	$ millions (Net)	Number of Gross Wells Spudded	Number of Gross Wells On Line
Drilling and Completion:
Operated Eagle Ford	5.0	0	4
Non-Operated Bakken	7.0	10	35
Non-Operated Midland Basin – Horizontal	3.2	1	1
Non-Operated Midland Basin – Vertical	1.0	1	1
Non-Operated Mitchell Ranch	1.8	4	4
Land	2.5
Total	20.5	16	45

Production (Boepd)	4,800 – 5,200
% Oil	63%
% Gas	24%
% NGL	13%

Operating Costs ($/Boe)
Lease Operating and Workover	10.00 – 11.00
Production Taxes	1.50 – 2.00
Cash G&A	4.00 – 4.50

Note: Guidance is forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond the Company’s control. See “Forward-Looking Statements” section below.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “During 2015 we accomplished our goals. These included (i) securing a meaningful and accretive corporate acquisition which also facilitates our entry into the Permian Basin; (ii) lowering our cost structure related to capital expenditures, operating costs, and G&A; and (iii) converting a large portion of our acreage to HBP status while improving our lease expiration profile to minimize near-term lease expirations. In our operated Eagle Ford area, we preserved upside opportunity associated with the Eagle Ford, Upper Eagle Ford, Austin Chalk, and potentially other formations for the future. At year end, approximately 60% of our operated acreage is held–by-production (“HBP”) and only about 2,400 net acres could expire in 2016. In the Williston Basin, nearly all of our acreage is HBP and held for future Bakken and Three Forks development. Accordingly, we are well positioned to suspend drilling and defer completion activities and continue to deal with this low price environment. We will limit capital expenditures to remain within operating cash flows. Our 12 well frac inventory provides us an opportunity to rapidly and significantly ramp up production, pending price increases, while reactivating our drilling programs.  We continue to focus on optimizing our cost structure and field operations while remaining active in pursuing corporate and asset acquisitions with current production and upside that can perform in a low price environment.  Our deal with Lynden is such a transaction that brings additional production with reasonable operating costs as well as de-risked upside potential in the premier Midland Basin.  Much of the Lynden leasehold is also HBP and capital expenditures are largely discretionary.  As 2016 progresses, we expect to close our pending acquisition and pursue additional acquisitions.”

Conference Call Details

Earthstone is hosting a conference call on Monday, March 14, 2016 at 10:00 a.m. EST to discuss its fourth quarter and full year 2015 results and current operations.  Investors and analysts are invited to participate in the call by dialing 877-407-8035 for domestic calls or 201-689-8035 for international calls, in both cases asking for the Earthstone conference call.

A replay of the call will be available on the Company’s website and by telephone until 11:59 p.m. Eastern (10:59 p.m. Central), Monday, March 14, 2016.  The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Conference ID: 13632424.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, asset and corporate acquisitions and exploration activities, with its current primary assets located in the

Eagle Ford trend of south Texas and in the Williston Basin of North Dakota. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Information on Earthstone can be found at www.earthstoneenergy.com. Our corporate headquarters is located in The Woodlands, Texas. We also have an operating office in Denver, Colorado.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, the recent rapid, significant decline in oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2015, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Transaction

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed Transaction anticipates that the sale of Earthstone shares will be exempt from registration under the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Earthstone shares will not be registered under the Securities Act or any state securities laws.

In connection with the Transaction, Earthstone and Lynden have filed with the SEC a preliminary joint information statement/circular and will file a definitive joint information statement/circular and other relevant documents to be mailed by Lynden and Earthstone to their respective security holders in connection with the proposed Transaction. The joint information statement/circular will also be filed with the Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT INFORMATION STATEMENT/ CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Earthstone, LYNDEN and the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC's website, www.sec.gov and at the System for Electronic Document Analysis and

Retrieval (SEDAR) at www.sedar.com. In addition, a copy of the joint information statement/circular (when it becomes available) may be obtained free of charge from Earthstone's website at www.earthstoneenergy.com, or from Lynden's website at www.lyndenenergy.com. Investors and security holders may also read and copy any reports, statements and other information filed by Lynden or Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone's website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX, 77380, or by telephone at (281) 298-4246. The documents filed with the SEC by Lynden can be obtained free of charge from Lynden's website at www.lyndenenergy.com or by contacting Lynden by mail at 595 Burrard Street, Suite 2900, Vancouver, British Columbia, V7X 1J5, or by telephone at (604) 629-2991.

Pending Acquisition of Lynden Energy Corp. - Participants in the Solicitation

Earthstone, Lynden and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction.  Information regarding Earthstone’s directors and executive officers is available in its proxy statement filed with the SEC by Earthstone on September 21, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Lynden’s directors and executive officers is available in its management proxy circular filed by Lynden with the SEC on October 21, 2015 in connection with its annual meeting of stockholders. This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

EARTHSTONE ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
ASSETS	2015	2014
Current assets:
Cash and cash equivalents	$23,264	$100,447
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	13,529	14,016
Joint interest billings and other	4,924	9,417
Current derivative assets	3,694	3,569
Prepaid expenses and other current assets	498	1,578
Total current assets	45,909	129,027

Oil and gas properties, successful efforts method:
Proved properties	283,644	317,006
Unproved properties	34,609	76,791
Total oil and gas properties	318,253	393,797

Accumulated depreciation, depletion, and amortization	(119,920)	(97,920)
Net oil and gas properties	198,333	295,877

Other noncurrent assets:
Goodwill	17,532	22,992
Office and other equipment, less accumulated depreciation of $1,028 in 2015 and $474 in 2014	1,934	2,109
Land	—	101
Other noncurrent assets	1,236	1,282
TOTAL ASSETS	$264,944	$451,388
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,580	$28,753
Accrued expenses	12,975	20,529
Revenues and royalties payable	8,576	17,364
Advances	15,447	21,398
Asset retirement obligations	—	408
Total current liabilities	48,578	88,452

Noncurrent liabilities:
Long-term debt	11,191	11,191
Asset retirement obligations	5,075	5,670
Deferred tax liability	—	29,258
Other noncurrent liabilities	227	289
Total noncurrent liabilities	16,493	46,408

Total liabilities	65,071	134,860

Commitments and Contingencies (Note 12)

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 13,835,128 shares issued and outstanding in 2015 and 2014	14	14
Additional paid-in capital	358,086	358,086
Accumulated deficit	(157,767)	(41,112)
Treasury stock, 15,357 shares in 2015 and 2014	(460)	(460)
Total equity	199,873	316,528

TOTAL LIABILITIES AND EQUITY	$264,944	$451,388

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2015	2014	2013
REVENUES
Oil, natural gas, and natural gas liquids revenues:
Oil	$39,849	$34,734	$16,038
Natural gas	5,457	9,367	9,714
Natural gas liquids	2,158	3,510	3,882
Total oil, natural gas, and natural gas liquids revenues	47,464	47,611	29,634
Gathering income	309	383	430
Gain (loss) on sale of oil and gas properties	1,617	—	(121)
Total revenues	49,390	47,994	29,943

OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	15,409	10,122	8,426
Severance taxes	2,582	2,002	1,225
Re-engineering and workovers	872	708	342
Impairment expense	138,086	19,359	12,298
Depreciation, depletion, and amortization	31,228	18,414	17,111
Exploration expense	142	111	2,490
General and administrative expense	10,300	7,864	7,751
Total operating costs and expenses	198,619	58,580	49,643

Loss from operations	(149,229)	(10,586)	(19,700)

OTHER INCOME (EXPENSE)
Interest expense, net	(722)	(597)	(487)
Net gain on derivative contracts	6,431	4,392	296
Other income, net	423	62	16
Total other income (expense)	6,132	3,857	(175)

Loss before income taxes	(143,097)	(6,729)	(19,875)

Income tax (benefit) expense	(26,442)	22,105	—

Net loss	$(116,655)	$(28,834)	$(19,875)

Net loss per common share:
Basic	$(8.43)	$(3.11)	$(2.18)
Diluted	$(8.43)	$(3.11)	$(2.18)

Weighted average common shares outstanding:
Basic	13,835,128	9,279,324	9,124,452
Diluted	13,835,128	9,279,324	9,124,452

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net loss	$(116,655)	$(28,834)	$(19,875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	31,228	18,414	17,111
Impairment of proved and unproved oil and gas properties	136,539	19,359	12,298
Impairment of goodwill	1,547	—	—
Unrealized (gain) loss on derivative contracts	(125)	(3,614)	45
Dry hole costs	—	—	2,096
(Gain) loss on sales of oil and gas properties	(1,617)	—	121
Accretion of asset retirement obligations	550	317	217
Deferred income taxes	(26,533)	22,105	—
Amortization of deferred financing costs	264	164	103
Settlement of asset retirement obligations	(108)	(56)	—
Changes in assets and liabilities:
Decrease (increase)in accounts receivable	9,246	(5,305)	(12,141)
Decrease (increase) in prepaid expenses and other	779	(194)	(81)
(Decrease) increase in accounts payable and accrued expenses	(30,887)	28,408	2,171
(Decrease) increase in revenue and royalties payable	(8,739)	7,099	9,698
(Decrease) increase in advances	(5,929)	17,925	3,520
Net cash (used in) provided by operating activities	(10,440)	75,788	15,283

Cash flows from investing activities:
Acquisitions of oil and gas property	(8,706)	(18,772)	(86,687)
Additions to oil and gas property and equipment	(61,060)	(83,041)	(31,162)
Additions to other property and equipment	(378)	(1,385)	(678)
Reverse acquisition with Oak Valley, net of cash	—	(4,239)	—
Insurance proceeds	—	—	923
Proceeds from sales of oil and gas properties	3,441	—	488
Proceeds from sale of land	101	—	—
Net cash used in investing activities	(66,602)	(107,437)	(117,116)

Cash flows from financing activities:
Issuance of long-term debt	—	11,191	—
Reduction of long-term debt	—	(10,825)	—
Deferred financing costs	(141)	(613)	(425)
Contributions, net of issuance costs	—	106,920	107,530
Net cash (used in) provided by financing activities	(141)	106,673	107,105

Net (decrease) increase in cash and cash equivalents	(77,183)	75,024	5,272
Cash and cash equivalents at beginning of period	100,447	25,423	20,151

Cash and cash equivalents at end of period	$23,264	$100,447	$25,423

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$415	$493	$375
Taxes	$—	$—	$—
Non-cash investing and financing activities:
Asset retirement obligations	$150	$237	$1,033
Acquisitions of oil and gas properties	$1,991	$—	$—
Stock issued for 2014 Eagle Ford Acquisition Properties	$—	$56,425	$—

Earthstone Energy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Unaudited

Non-GAAP Financial Measures

The non-GAAP financial measures of Adjusted Net Income, Adjusted EBITDAX and PV-10, as calculated by us below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. These disclosures may not be comparable to similarly titled measures used by other companies. Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss, standardized measure of discounted future net cash flows or any other GAAP measure of financial position or results of operations.

I. Adjusted Net Income

Adjusted net income is a non-GAAP financial measure we use to evaluate performance, prior to non-cash gains and losses after applying adjusted income tax expense.  Non-cash gains and losses include unsettled and unrealized gains and losses on derivative contracts, accretion and impairment expense. We believe adjusted net income helps investors compare our results with other oil and natural gas companies. During the year ended December 31, 2015, we changed the methodology for calculating adjusted income tax expense. As such, the prior periods’ adjusted income tax expense has been modified for comparability.

The following presents a reconciliation of income (loss) before income taxes to adjusted net income (loss):

($000s except where noted)	Three Months Ended December 31,		Years Ended December 31,
In thousands except for per share data (unaudited)	2015	2014	2015	2014
Income (loss) before income taxes	(142,886)	(15,213)	(143,097)	(6,729)
Plus (minus):
Accretion	125	88	550	317
Impairment expense	138,086	19,359	138,086	19,359
Unrealized (gain) loss on derivative contracts	219	(2,460)	(125)	(3,614)
Subtotal	(4,456)	1,774	(4,586)	9,333
Adjusted income tax expense (1)	1,537	(603)	1,582	(3,173)
Adjusted net income	(2,919)	1,171	(3,004)	6,160

Adjusted earnings per share:
Basic and diluted	(0.21)	0.12	(0.22)	0.63
Shares outstanding – basic and diluted
Basic	13,835	9,739	13,835	9,729

(1)

Adjusted income tax expense is calculated by applying tax rates of 34.5% for the three and twelve months ended December 31, 2015, respectively, and 34% for the three and twelve months ended December 31, 2014, respectively.  Calculations for 2015 reflect the Company's effective tax rate. Calculations for 2014 reflect the federal statutory tax rate of 34%.

II. Adjusted EBITDAX

Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define “Adjusted EBITDAX” as net income (loss) plus (1) (gain) loss on sale of assets; (2) accretion; (3) impairment expense; (4) depletion, depreciation, and amortization; (5) exploration expense; (6) interest expense; (7) interest income; (8) unrealized (gain) loss on derivatives; and (9) income tax expense (benefit).

Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table provides a reconciliation of net income to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Net (loss)	(116,511)	(37,318)	(116,655)	(28,834)
Loss on sale of assets	50	—	(1,617)	—
Accretion	125	88	550	317
Impairment expense	138,086	19,359	138,086	19,359
Depletion, depreciation, and amortization	8,523	5,383	31,228	18,414
Exploration expense	—	28	142	111
Interest expense	229	160	776	606
Interest income	(13)	(9)	(53)	(9)
Unrealized (gain) loss on derivative contracts	219	(2,460)	(125)	(3,614)
Income tax expense (benefit)	(26,373)	22,105	(26,442)	22,105
Adjusted EBITDAX	4,335	7,336	25,890	28,455

III. PV-10

PV-10 is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure.  PV-10 is a computation of the Standardized Measure on a pre-tax basis.  PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%.  We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties.  Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies.  We use this measure when assessing the potential return on investment related to our oil and natural gas properties.  PV-10, however, is not a substitute for the Standardized Measure.  Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves.

The following table provides a reconciliation of PV-10 of the Company’s proved properties to the Standardized Measure (in thousands):

Year Ended December 31, 2015
2015
Present value of estimated future net revenues (PV-10)	104,396
Future income taxes, discounted at 10%	—
Standardized measure of discounted future net revenues	104,396

The following table provides a reconciliation of PV-10 of Lynden’s proved properties, as estimated by Earthstone, to the Standardized Measure (in thousands):

Year Ended December 31, 2015
2015
Present value of estimated future net revenues (PV-10)	41,469
Future income taxes, discounted at 10%	—
Standardized measure of discounted future net revenues	41,469

Note: Lynden’s future income taxes, discounted at 10%, are not available at this time.